* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

COOPERATION AGREEMENT

BETWEEN

IXI Mobile (R&D) Ltd.
17 Hatidhar st.
Ra’anana 43665
Israel

AND

[*]

This Cooperation Agreement, hereafter mentioned “Agreement”, dated as of [*] (the "Effective Date"), agreed between IXI Mobile (R&D) Ltd. hereafter mentioned: "IXI", and [*], hereafter mentioned: "[*]";

WHEREAS, [*] desires to purchase from IXI (as a supplier of the CT-12 devices and associated accessories and services) the CT-12 device including accessories and services, and IXI desires to engage as the supplier.

NOW, THEREFORE, the parties agree as follows:

1.  Scope of this Agreement

1.1
This Agreement sets forth the undertaking of the parties for [*] to purchase from IXI 4 versions of the CT-12 device and associated accessories (hereon known collectively as the “Products”). The 4 versions of the Products differ in the branding of the user interface (splash screen and scheme colors) and shall be delivered by IXI as follows:

a)	branding “[*]”
b)	branding “[*]”
c)	branding “[*]”
d)	IXI Standard user interface.

Cooperation Agreement between IXI Mobile (R&D) Ltd. and [*]

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It is hereby agreed that the first shipment of [*] products shall be delivered with IXI standard user interface (option 1.1d in this Sub-section).

1.2	The specification for the CT-12 device is attached as ANNEX II.

1.3	The Products will be delivered with software (firmware) in German language.

1.4
The execution of this Agreement shall constitute a binding purchase order from [*] to IXI for the first quantity of [*] Products (and related services) which will be delivered according to the project plan attached as Annex III hereto. Furthermore, [*] commit to the purchasing quantities of the Products (and related services) as noted in Table I below during [*]. The delivery schedule of such quantities shall be mutually agreed by [*] and IXI seperately.

1.5
After signing this Agreement, IXI will immediately start with the realisation and technical implementation of the Products and shall provide [*] with the implementation, customization & integration services related to the Products for [*], as described in ANNEX I, based on the project plan as described in ANNEX III.

1.6	From the second delivery on, IXI shall deliver the Products with an integrated browser. All CT-12 devices out of the first delivery of [*] pieces can be updated to this browser.

1.7
In case a requirement will be provided by [*] which requires additional technical research and resources or any other modification of the Product’s software and/or hardware, the parties will discuss this separately.

2. Prices / Payment

2.1 In return, [*] will pay IXI the following amounts against invoice:

	Service*	Price
Project Delivery	[*]	[*]
	[*]	[*]
	[*]	[*]

*Description of the services is provided in ANNEX I

Payment terms for the project delivery will be as follows:
[*]
[*]
[*]

Cooperation Agreement between IXI Mobile (R&D) Ltd. and [*]
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2.2 Table I - Product Prices and purchase commitments

	[*]	[*] Delivery not before [*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]	[*]
[*] Fee - [*]
[*]

[*]	[*]	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*] Fee - [*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]

2.3
All prices exclude [*]. Product prices are [*]. If [*] requests shipping to be made by IXI to [*] facilities, all shipping cost including, delivery, fuel, security charges, insurance and customs clearance will be separately invoiced by IXI to [*]. Together with the invoice for the shipping cost, IXI will provide [*] with a full transparency to the pricing of the shipping company Exel (or other shipper agreed by the parties) and will provide a copy of the invoice from Exel and other relevant 3rd parties (or other agreed shipper) for each delivery. In case that [*] would not want IXI to carry the shipment, [*] will provide IXI with written notice [*] in advance to the agreed shipment date.

2.4	[*] will place a Purchase Order every [*], and according to table I in item 2.2. For every Purchase Order, [*] will provide bank guarantee covering the ordered quantity.

2.5	[*]

3.	Support Agreement

The first-level support will be provided by [*] and the second-level support by IXI according to the Service Level Agreement attached as ANNEX V.

Cooperation Agreement between IXI Mobile (R&D) Ltd. and [*]
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4.	Service Level Agreement

The Service Level Agreement is attached as ANNEX V.

5.	Trademarks

IXI grants to [*] and [*] accepts from IXI a royalty-free, non-exclusive, non-transferable license to use the Trademarks specified in Annex VI solely in the form provided by IXI to [*] and solely in connection with this Agreement.

6.	Proprietary Rights

6.1
[*] agrees and acknowledges that IXI is and shall remain between the parties the sole owner of all right, title and interest, including, without limitation, intellectual property rights, including but not limited to patent and copyright, in and to the Products.

6.2	All IXI technology and associated rights shall remain the property of IXI. All [*] technology and associated rights shall remain the property of [*].

7.	Infringement / Indemnification

IXI shall indemnify [*], from and against direct damages, expenses, liability, loss and claims which [*] may incur arising out of any infringement or of a third party’s Intellectual Property Rights by IXI with respect of the use, licensing, design, procurement, installation, testing and commissioning or any other aspect of the Products provided and conditioned on the fact, that [*] shall inform IXI of any threatened or commenced legal action and permit IXI to defend in its place, and assist IXI in such defence of the claim, and further provided that [*] does not settle the claim without receiving IXI's prior written consent.

8.	Limitation of Liability

8.1
Notwithstanding any other clause in this Agreement in no event will IXI’s total aggregate liability for any losses or other damages arising from or in connection with this Agreement whether in actions based on contract, tort or any other legal theory, exceed [*].

8.2
Neither party shall under any circumstance or under any legal theory be responsible for any loss of profits, loss of business, loss of revenues, or interruption of business, or loss of anticipated saving, or damage to goodwill, or for any indirect, special, incidental, consequential, or punitive damages of any kind arising from or relating to this Agreement or the subject matter hereof, even if such party has been informed of the possibility of such damage or loss by the other party.

9.	Warranty

Cooperation Agreement between IXI Mobile (R&D) Ltd. and [*]
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9.1
IXI warrants that at the time of delivery the Products supplied hereunder will be free from material defects and errors in material and workmanship according to the product specification attached as Annex II hereto. The warranty for the hardware component of the Product is effective for [*] from the time of [*]. The warranty for the software component of the Product shall be effective for [*] from [*]. The warranty process is attached as ANNEX IV.

9.2	IXI warrants that the software of the Products is free from any viruses when delivered to [*].

10.	Term and Termination

10.1
This Agreement shall commence on the Effective Date and shall continue until [*], unless earlier terminated in accordance with the provisions of Sections 9.2 and 9.3. Thereafter this Agreement shall be automatically renewed and continue in full force and effect for [*] periods unless either party gives at least [*] written notice prior to the beginning of such renewal term that such party is not renewing this Agreement, without any further commitment for [*] to any minimum quantity of purchasing quantities.

10.2	This Agreement will terminate in the event of any of the following:

a)
If one party materially breaches or is in material default of any obligations hereunder, and such breach or default has not been cured within [*] after receipt of written notice of such default from the non-defaulting party, or within such additional cure period as the non-defaulting party may authorize in writing.

b)
If one party becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, become subject to any proceeding under any bankruptcy or insolvency law whether domestic or foreign, or has liquidated or wound up, voluntarily or otherwise.

10.3	[*]

a)	[*];

b)	[*].

11.	[*]

        [*]

12.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of England. The United Nations Convention on Contracts for the International Sale of Goods is expressly stated as having no application to this Agreement or any dispute arising under them.

Cooperation Agreement between IXI Mobile (R&D) Ltd. and [*]

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The parties hereby consent and attorn to the jurisdiction of the courts of London, England.

13.	Confidentiality.

The parties have entered into that certain Nondisclosure Agreement dated [*] of [*] (the “NDA”) and incorporated herein by this reference. The parties hereby ratify and confirm their continuing duties, rights and remedies under the NDA.

14.	General Provisions

14.1	“[*]” shall include [*], its holding company [*], or a subsidiary company of either company, where [*] or the holding company has a minimum of 50% ownership of the subsidiary company.

14.2	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.3	Severability

If any of the provisions contained in this Agreement is found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

14.4	Waiver

No term or provision of this Agreement shall be deemed waived and no breach consented to unless and until such waiver or consent shall be in writing signed by the party granting such waiver or consent. No express or implied waiver by IXI of any breach or default by [*] shall in any way be, or be construed to be, a waiver of any future or subsequent breach or default by [*], whether similar in kind or otherwise.

14.5	Assignment

Neither party shall assign or transfer any of its rights, duties and obligations hereto without receiving express prior written permission of the other party, provided that this Agreement may be assigned freely by IXI (including its parent company and wholly owned subsidiaries) in connection with a sale of all, or substantially all, of its assets, or similar transaction.

14.6	Relationship of the Parties

Each party is acting as an independent contractor and not as an agent, partner, or joint venture with the other party for any purpose. Neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

Cooperation Agreement between IXI Mobile (R&D) Ltd. and [*]

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14.7	Headings

The titles and headings of the various sections and paragraphs in this Agreement are intended solely for reference and are not intended for any other purpose whatsoever or to explain, modify, or place any construction on any of the provisions of this Agreement.

14.8	All Amendments in Writing

No provisions in either party’s purchase orders, or in any other business forms employed by either party will supersede the terms and conditions of this Agreement, and no supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each party to this Agreement.

14.9	Publicity Releases

Neither party shall refer to the other or to this Agreement in publicity releases or advertising without securing the prior written approval of the party whose name is to be used, which approval shall not be unreasonably withheld.

14.10	Entire Agreement

The parties have read this Agreement and agree to be bound by its terms, and further agree that this Agreement together with the NDA constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, between them relating to the subject matter hereof. No representations or statements of any kind made by either party not expressly stated herein shall be binding on such party.

14.11	Further Assurances

The parties agree to do all such things and to execute such further documents as may reasonably be required to give full effect to this Agreement.

14.12	Force Majeure.

Neither party shall be liable hereunder for any delay or failure to perform due to causes beyond its reasonable control.

14.13	Notices.

All notices and other communications provided for hereunder shall be in writing and deemed delivered (i) upon receipt if by hand, overnight courier or telecopy (provided a copy is mailed by certified mail, return receipt requested, postage prepaid) and (ii) three days after mailing by certified mail, return receipt requested, postage prepaid to the addresses set forth in the first page hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

As agreed by:
[*]

[*]	IXI Mobile (R&D) Ltd.

By: [*]	By: /s/

Name: [*]	Name:

Title: [*]	Title:

Cooperation Agreement between IXI Mobile (R&D) Ltd. and [*]
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Annex I - Work Estimations for Implementation Project

[*]

Cooperation Agreement between IXI Mobile (R&D) Ltd. and [*]

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